UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 25, 2012

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 25, 2012, we announced that WilPro Energy Services (El Furrial) Limited and WilPro Energy Services (PIGAP II) Limited, the joint ventures owned by subsidiaries of us and The Williams Companies, Inc., completed the sale of the assets of those joint ventures to PDVSA Gas, S.A. After satisfying amounts owed to the WilPro joint ventures’ lenders and taking into account other closing adjustments, we received an initial payment of approximately $37.6 million in cash at closing. The remaining amount of approximately $74.8 million due to us is payable in periodic cash payments through the first quarter of 2016.

Prior to the nationalization of these assets in 2009, the joint ventures provided natural gas compression and injection services to an affiliate of Petroleos de Venezuela S.A. We have a 33.3% ownership interest in WilPro El Furrial and a 30% ownership interest in WilPro PIGAP II. During the first quarter of 2009, we recognized an impairment of approximately $90 million to write off our investment in the WilPro joint ventures.

In connection with the sale of the El Furrial and PIGAP II assets, the joint ventures and an affiliate of Williams have agreed to suspend their previously filed arbitration proceeding against Venezuela pending payment in full by PDVSA Gas of the purchase price for these nationalized assets.

Our subsidiary Universal Compression International Holdings, S.L.U. (“UCIH”) has previously filed a separate arbitration proceeding against Venezuela related to its assets and investments which were nationalized in 2009. The sale of the WilPro joint ventures’ assets has no effect on the separate claim by UCIH.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

All statements other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to statements regarding the transaction, including the proceeds expected to be received, and statements related to our ongoing UCIH arbitration proceeding. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside our control, which could cause actual results to differ materially from such statements. While we believe that the assumptions concerning future events are reasonable, we caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of our business.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2011, and those set forth from time to time in our filings with the Securities and Exchange Commission, which are currently available at www.exterran.com. Except as required by law, we expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

March 26, 2012	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary